As filed with the Securities and Exchange Commission on July 10, 1997
                                            Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              ---------------------
                          WINSTAR COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                             13-3585278
  (State or Jurisdiction of                                 (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

                           230 PARK AVENUE, SUITE 2700
                            NEW YORK, NEW YORK 10169
                    (Address of principal executive offices)

                          1995 PERFORMANCE EQUITY PLAN
                            (Full title of the Plan)

                 WILLIAM J. ROUHANA, JR., Chairman of the Board
                           and Chief Executive Officer
                          WinStar Communications, Inc.
                           230 Park Avenue, Suite 2700
                            New York, New York 10169
                                 (212) 687-7577
 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:
                             DAVID ALAN MILLER, Esq.
                            Graubard Mollen & Miller
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 818-8800

                         CALCULATION OF REGISTRATION FEE

                                                                                                   Proposed
                                                                          Proposed maximum         maximum
                                                     Amount to be          offering price         aggregate         Amount of
Title of Securities to be registered                  registered             per share          offering price  registration fee
=================================================================================================================================
Common Stock issuable upon exercise of            4,000,000 shares(1)        $14.75(2)          $59,000,000.00     $17,878.79
additional options which may be granted under
the Registrant's 1995 Performance Equity Plan
("1995 Plan")
=================================================================================================================================

(1)      Includes one preferred stock purchase right for each share of Common Stock.

(2) Based upon the last sale price of the Common Stock, as reported by Nasdaq on July 2, 1997, in accordance with Rule 457(c) promulgated under the Securities Act of 1933.

                              ---------------------

         In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.

                              ---------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information *

Item 2.   Registrant Information and Plan Annual Information*



* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of the Instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         Except for the Item 8 disclosure, the contents of the Registration Statement on Form S-8 (No. 33-98668) previously filed by the Registrant with the Securities and Exchange Commission ("Commission") on October 30, 1995, as amended by Post-Effective Amendment No. 1 thereto filed by the Registrant with the Commission on October 30, 1996, are incorporated by reference in this Registration Statement.

         On April 29, 1997, the Board of Directors of the Registrant approved an amendment to the 1995 Plan to increase the number of shares available under the 1995 Plan from 3,500,000 shares to 7,500,000 shares. Such amendment was approved by the stockholders of the Registrant on June 26, 1997. Accordingly, the Registrant is filing this Registration Statement to register the additional 4,000,000 shares of Common Stock available for issuance under the 1995 Plan.


Item 8.  Exhibits

 Exhibit No.                        Description
     4.1                            1995 Performance Equity Plan of the Registrant (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on
                                    Form S-8 (No. 33-98668))

     5.1                            Opinion of Graubard Mollen & Miller (filed herewith)

    23.1                            Consent of Grant Thornton LLP, independent accountant for Registrant
                                    (filed herewith)

    23.2                            Consent of Graubard Mollen & Miller (included in Exhibit 5.1) (filed herewith)

    24                              Power of Attorney (included on the signature page hereto)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 10th day of July, 1997.

                              WINSTAR COMMUNICATIONS, INC.

                              By:      /s/ William J. Rouhana, Jr.
                                 ----------------------------------------------
                                 William J. Rouhana, Jr., Chairman of the Board
                                   of Directors and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Rouhana, Jr. and Fredric E. von Stange his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ William J. Rouhana, Jr.             Chairman of the Board of Directors and Chief                             July 10, 1997
--------------------------------------- Executive Officer (and principal executive officer)
William J. Rouhana, Jr.

/s/ Nathan Kantor                       President, Chief Operating Officer and Director                          July 10, 1997
---------------------------------------
Nathan Kantor

/s/ Steven G. Chrust                    Vice Chairman of the Board of Directors                                  July 10, 1997
---------------------------------------
Steven G. Chrust

/s/ Fredric E. von Stange               Executive Vice President, Chief Financial Officer                        July 10, 1997
--------------------------------------- and Director (and principal accounting officer)
Fredric E. von Stange

/s/ Bert W. Wasserman                   Director                                                                 July 10, 1997
---------------------------------------
Bert W. Wasserman

                                        Director                                                                 July 10, 1997
---------------------------------------
William J. vanden Heuvel

/s/ William Harvey                      Director                                                                 July 10, 1997
---------------------------------------
William Harvey

/s/ Steven B. Magyar                    Director                                                                 July 10, 1997
---------------------------------------
Steven B. Magyar

                                        Director                                                                 July 10, 1997
---------------------------------------
Dennis R. Patrick

                                        Director                                                                 July 10, 1997
---------------------------------------
James I. Cash

                                    EXHIBITS


 Exhibit No.                        Description
     4.1                            1995 Performance Equity Plan of the Registrant (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on
                                    Form S-8 (No. 33-98668))

     5.1                            Opinion of Graubard Mollen & Miller (filed herewith)

    23.1                            Consent of Grant Thornton LLP, independent accountant for Registrant
                                    (filed herewith)

    23.2                            Consent of Graubard Mollen & Miller (included in Exhibit 5.1) (filed herewith)

    24                              Power of Attorney (included on the signature page hereto)